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                                                                    Exhibit 4(a)


                      RESTATED CERTIFICATE OF INCORPORATION
                                OF SPIEGEL, INC.


         SPIEGEL, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                  1. The name of the corporation is SPIEGEL, INC. The corporation was originally incorporated in Delaware under the name MIDWEST MAIL-ORDER COMPANY. The date of filing its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 17, 1965.

                  2. This Restated Certificate of Incorporation restates and further amends the Certificate of Incorporation of this corporation by changing the first paragraph of ARTICLE FOURTH thereof. The text of the Certificate of Incorporation is amended hereby to read in its entirety as set forth in Appendix A hereto.

                  3. The Restated Certificate of Incorporation herein certified was recommended to the stockholders for adoption by the unanimous written consent of the board of directors pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and was duly adopted by written consent of stockholders possessing 99.94% of the voting stock of the corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. As provided in Section 228 of the General Corporation Law of the State of Delaware, prompt written notice of the action so taken by the holders of said 99.95% of the voting stock of the corporation was given to every stockholder entitled to such notice.

                  4. When the Restated Certificate of Incorporation herein certified becomes effective the aggregate of capital represented by all issued shares immediately after the effective date of the Restated Certificate of Incorporation will not be less than the aggregate amount of capital represented by all issued shares immediately before the effective date of the Restated Certificate of Incorporation and, therefore, the capital of the corporation will not be reduced under or by reason of the Restated Certificate of Incorporation.


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         IN WITNESS WHEREOF, said SPIEGEL, INC. has cause this certificate to be signed by Michael R. Moran, its Office of the President, General Counsel, and attested by James H. Ihrke, its Assistant Secretary, this 18th day of March, 1998.


                                                  SPIEGEL, INC.

                                                  By:     /s/ Michael R. Moran
                                                        ------------------------
                                                        Office of the President,
                                                        General Counsel



ATTEST:  SPIEGEL, INC.


By:            /s/ James J. Ihrke
       -----------------------------------
       James H. Ihrke, Assistant Secretary


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                                   APPENDIX A

                      RESTATED CERTIFICATE OF INCORPORATION
                                OF SPIEGEL, INC.


         FIRST: The name of the corporation is SPIEGEL, INC.

         SECOND: Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is One Hundred Thirty-Seven Million Five Hundred Thousand (137,500,000) shares, of which stock Sixteen Million (16,000,000) shares of $1.00 par value each shall be Class A Non-Voting Common Stock, and One Hundred Twenty-One Million Five Hundred Thousand (121,500,000) shares of $1.00 par value each shall be Class B Voting Common Stock.

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

                  (a) Each holder of Class B Voting Common Stock shall have one vote in respect of each share of Class B Voting Common Stock held by him of record on the books of the corporation on all matters voted upon by the stockholders.

                  (b) Except as otherwise provided by law or this Certificate of Incorporation, the holders of Class A Non-Voting Common Stock shall not have any voting rights in respect of such stock.

                  (c) This Certificate of Incorporation may be amended by the affirmative vote of the holders of a majority of the shares of Class B Voting Common Stock entitled to vote to increase or decrease (but not below the number of shares thereof then outstanding) the number of authorized shares of Class A Non-Voting Common Stock or Class B Voting Common Stock without the vote or approval of the holders of the then issued and outstanding shares of Class A Non-Voting Common Stock.


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                  (d) This corporation may, by its By-Laws or otherwise, impose restrictions upon the sale of its Class B Voting Common Stock.

                  (e) The Class A Non-Voting Common Stock and the Class B Voting Common Stock shall participate equally on a share-for-share basis as to all dividends declared from time to time.

                  (f) Except as otherwise provided in paragraphs (a), (b), (c) and (d) of this Article Fourth, the powers, preferences, treatment and rights and the qualifications, limitations or restrictions of the shares of Class A Non-Voting Common Stock and the shares of Class B Voting Common Stock shall be identical. Any amendment to paragraph (e) or to this paragraph (f) of this Article Fourth shall require approval by the affirmative vote of the holders of a majority of the issued and outstanding shares of Class A Non-Voting Common Stock and the affirmative vote of the holders of a majority of the issued and outstanding shares of Class B Voting Common Stock, each Class voting separately as a class.

         FIFTH: The number of directors of the corporation shall be fixed by the By-Laws and may be increased or decreased from time to time in the manner specified therein; provided, however, that the number of directors shall not be less than three. In the event of any increase in the number of directors, the additional directors may be elected as provided in the By-Laws. Elections of directors need not be by written ballot. Any director may be removed at any time, either for or without cause, by the affirmative vote of a majority in interest of the stockholders of record of the corporation entitled to vote, given at a special meeting of such stockholders called for the purpose or as otherwise provided by law. The board of directors shall have the power to make, adopt, alter, amend and repeal from time to time the By-Laws of the corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal By-Laws made by the board of directors;

         SIXTH: (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

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                            (1) The material facts as to his relationship or
                       interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                            (2) The material facts as to his relationship or
                       interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                            (3) The contract or transaction is fair as to the
                       corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

                (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

         SEVENTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.


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